Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-8686 on Form S-8 of our report dated June 29, 2026, appearing in this Annual Report on Form 11-K of the Fresenius Medical Care North America 401(K) Savings Plan for the year ended December 31, 2025.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey
June 29, 2026

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